UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 22, 2011
CLINICAL DATA, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	000-12716 (Commission File Number)	04-2573920 (IRS Employer Identification No.)

One Gateway Center, Suite 702, Newton, Massachusetts (Address of Principal Executive Offices)	02458 (Zip Code)
Registrant’s telephone number, including area code: (617) 527-9933
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On February 22, 2011, Clinical Data, Inc. (the “Company”) and Forest Laboratories, Inc. (“Forest”) issued a press release announcing entry into a definitive merger agreement among the Company, Forest and its wholly-owned subsidiaries FL Holding CV (“Parent”) and Magnolia Acquisition Corp. (“Purchaser”), pursuant to which Purchaser will promptly commence a tender offer (the “Offer”) to acquire all of the outstanding shares of the Company’s common stock, $0.01 par value per share, for $30.00 per share in cash plus contingent consideration of up to $6.00 per share that may be paid upon achievement of certain commercial milestones related to Viibryd™. In the Offer, the Purchaser will also offer to purchase certain outstanding notes and warrants issued by the Company that are convertible into or exercisable for shares of the Company’s common stock. In the event that a sufficient number of stockholders do not tender their Shares of liquid stock, and in certain other circumstances, the parties have agreed to complete the transaction through a one-step merger after receipt of Company stockholder approval. Randal J. Kirk, the Chairman of the Company’s board of directors, and certain of his affiliates, as well as other directors and officers of the Company, who collectively own approximately 52.3% of the Company’s outstanding shares of common stock on a fully diluted basis, have entered into agreements pursuant to which they will tender their securities into the Offer and, if applicable, vote their outstanding shares of the Company’s common stock in favor of the merger. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Important Additional Information
Forest will file a tender offer statement on Schedule TO with the Securities and Exchange Commission, and thereafter the Company will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the Offer. In connection with the potential one-step merger, the Company will file a proxy statement with the Securities and Exchange Commission. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE SCHEDULE TO, SCHEDULE 14D-9 AND PROXY STATEMENT WHEN THEY BECOME AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED BY EITHER PARTY WITH THE SECURITIES AND EXCHANGE COMMISSION BECAUSE SUCH DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION.
Investors and stockholders will be able to obtain the Schedule To, Schedule 14D-9 and proxy statement, as each may be amended or supplemented from time to time, and other documents filed with the Securities and Exchange Commission free of charge at the website maintained by the Securities and Exchange Commission at www.sec.gov. In addition, documents filed with the Securities and Exchange Commission by the Company will be available free of charge on the portion of the Company’s website titled “Investors” at www.clda.com. The Schedule TO, Schedule 14D-9 and proxy statement, as each may be amended or supplemented from time to time, and such other documents may also be obtained, when available, for free from Clinical Data by directing such request to Corporate Communications, One Gateway Center, Suite 702, Newton, MA 02458, telephone: (617) 467-6673.
The Company and its respective directors, executive officers and other employees, under the Securities and Exchange Commission rules, may be deemed to be participants in the solicitation of proxies of the Company’s stockholders in connection with the proposed transaction. Further, such persons may have direct or indirect interests in the proposed transaction due to, among other things, securities holdings, pre-existing or future indemnification arrangements, vesting of equity awards, or rights to severance payments or bonuses in connection with the proposed transaction.

Information concerning the interests of such persons will be set forth in the Schedule 14D-9 and proxy statement relating to the proposed transaction when it becomes available.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Description
99.1	Press Release dated February 22, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clinical Data, Inc.
By:	/s/ Caesar J. Belbel
Caesar J. Belbel
Executive Vice President, Chief Legal Officer and Secretary

DATE: February 22, 2011

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release dated February 22, 2011